(GPU NEWS RELEASE LETTERHEAD)



          Date:  July 30, 1996

          Further Information:  George R. Koodray (201) 263-6747

          For Release:  Immediately

          Release Number:  96-020


          GPU LAUNCHES NEW IDENTITY


               Parsippany, N.J., July 30, 1996 - Today marks the birth of a new identity for the company known for the past 50 years as

          General Public Utilities Corporation.

               It will now be GPU, Inc., but known as GPU.

               The new identity for GPU was launched this morning by James

          R. Leva, GPU chairman and chief executive officer, at ceremonies at the company's corporate headquarters here.

               "The electric utility indistry continues to change

          dramatically.  So has GPU," Leva said.  "To reflect the many changes we have made as we become more competitive, we have changed the way we will look to our customers, shareholders,

          employees, and the public at large.

               "We want our new look to tell the world that we are

          different, that we are emerging as a leader in the global energy marketplace," Leva added.

               Fred D. Hafer, GPU president and chief operating officer,

          stated that the new identity will reflect GPU's five key

          strategies as the company enters its second half-century of operation.

               "These strategies will provide a sense of focus for us in

          the near term, and will serve as a springboard for our plans and programs on many fronts," Hafer said.

               The GPU strategies are to:

               -    Strengthen and expand its distribution business.

               -    Maximize existing generation asset values.

               - Position itself for industry deregulation and restructuring.

               - Seek earnings growth from new core-related business initiatives.

               - Nurture the cultures of both GPU and its individual business units.

               "These strategies will drive our business for the

          foreseeable future for the benefit of our customers, shareholders and employees," added Hafer.

               One of the company's key constituencies, its customers, will immediately notice a new identity for the company that serves their energy needs.

               GPU Energy will be the name of GPU's recently consolidated energy services and delivery business.  GPU Energy consists of the companies previously known as Jersey Central Power & Light,

          Metropolitan Edison and Pennsylvania Electric.  As previously announced, Dennis Baldassari will lead GPU Energy, which will be headquartered in Reading, Pa.  For financing purposes, those names will continue to be used because the ownership of company assets will not change.

               Baldassari explained, "As we evolve to a more competitive

          energy industry environment, we must provide our customers with choices of products and services. We owe our customers an orderly and expeditious transition between the current regulated environment and one that we believe will be very competitive.

               "I want to assure our 2 million customers in Pennsylvania

          and New Jersey that GPU Energy will continue to bring them the high levels of reliable service they have come to expect from

          JCP&L, Met-Ed and Penelec, coupled with a greater selection of products and services," Baldassari said.

               The new identity will also be used by another GPU

          subsidiary, GPU International, formerly known as Energy

          Initiatives, Inc.  GPU International will continue to develop,

          own and operate generation, transmission and distribution

          facilities domestically and abroad.  Currently, GPU International has holdings in Australia, Colombia, Bolivia, Canada and the

          United Kingdom as well as six states in the U.S.

               GPU Genco, the company's fossil and hydroelectric generating unit, will retain its name, as will GPU Nuclear, operator of

          GPU's nuclear generating stations, and GPU Service, a corporate service unit.

               Across GPU's two-state region, new signs were unveiled today as each headquarters location conducted ceremonies for employees.

          The process of selecting a new identity for GPU began last fall.

          Focus groups with company employees identified GPU's strengths and how best to portray them in a new logo.

               The logo that was selected, a bold new typeface with a

          corona around the "G," reflects the sweeping changes occurring at

          GPU, as well as the company's global outlook in a changing energy marketplace.
